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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

Bankers Reserve Insurance Company of Wisconsin, a Wisconsin corporation

Buckeye Community Health Plan, Inc., an Ohio corporation

Cenphiny, Inc., a Delaware corporation

Cenphiny Management LLC, a Delaware LLC

Centene Corporation of Texas, a Texas corporation

Centene Finance Corporation, a Delaware corporation

Centene Management Company LLC, a Wisconsin LLC

CMC Real Estate Company LLC, a Delaware LLC

Coordinated Care Corporation Indiana, Inc. d/b/a Managed Health Services, an Indiana corporation

Group Practice Affiliates LLC, a California LLC

Managed Health Services Illinois, Inc., an Illinois corporation *

Managed Health Services Insurance Corp., a Wisconsin corporation

MHS Consulting Corporation, a Wisconsin corporation

MHS Behavioral Health Texas, Inc., a Texas corporation

NurseWise Holdings LLC, a Delaware LLC

NurseWise LP, a Delaware Limited Partnership

Superior HealthPlan, Inc., a Texas corporation

University Health Plans, Inc., a New Jersey corporation

* Inactive Subsidiary